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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (No. 2-90123, as amended, 2-97450, as amended, 33-3718, as amended, 33-8003, 33-14116, 33-37353, 33-39280, 33-40598, 333-03609, 333-
32853, and 333-32851) of Caterpillar Inc. of our report dated January 21, 1998 related to the financial statements of Caterpillar Inc., appearing on page A-3 of the Appendix to the Company's 1998 Annual Meeting Proxy Statement which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule listed in Item 14(a) of this Form 10-K.

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Forms S-3 (Nos. 33-46194, 333-22041, 333-43133, and 333-43983) of Caterpillar Inc. of our report dated January 21, 1998 related to the financial statements of Caterpillar Inc., appearing on page A-3 of the Appendix to the Company's 1998 Annual Meeting Proxy Statement which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule listed in Item 14(a) of this Form 10-K.




PRICE WATERHOUSE LLP

Peoria, Illinois
March 25, 1998


Exhibit 23                                                           Page 1 of 1